UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

(925) 328-4650
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 3, 2010 the Corporation entered into a Severance and Change of Control Agreement with its four named Officers:  Messrs. Regazzi, Lawlor, Levy and Lum.  Below is a summary general description of the contents of the Agreements, copies of which will be attached as Exhibits to our next Form 10-Q filing:

If an involuntary Termination occurs prior to a Change of Control or 12 months after a Change of Control, then severance for the four named executives will be paid at the rate of 12, 9, 6 and 6 months respectively of their annual base salary.  If an involuntary Termination occurs within 12 months of a Change in Control or if the Employee terminates his Employment for Good Reason within 12 months of a Change in Control, then severance for the four named executives will be paid at the rate of 15, 12, 9 and 9 months of their annual base salary.

Severance will only be paid if a Termination was due to other than Cause, Death or Disability.  Any payments remaining after 6 months from termination shall be paid in a lump sum.  Employee’s severance payments shall terminate if and when employee competes with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: June 30, 2010
By: /s/ Patrick J. Lawlor
Patrick J. Lawlor
VP Finance, Chief Financial Officer and Secretary